Exhibit 10.1

INTRA GROUP SERVICES AGREEMENT

This AGREEMENT is entered into on this 25 day of July 2018 between:

Majesco Limited, a company registered and operating under the laws of India having its registered office at MNDC, MBP-P-136, Mahape, Navi Mumbai 400710, India, hereinafter called as “the PROVIDER”;

AND

Majesco Software and Solutions India Private Limited, a company registered and operating under the laws of India having its registered office at 805, President House, Near Ambawadi Circle, Ahmedabad, Gujarat 380009, India hereinafter called as “the RECIPIENT”.

Jointly referred to as “the parties” or “parties”.

WITNESSETH

WHEREAS, the Provider is engaged in providing customized enterprise wide software products and services to customers in Insurance industry in India. It offers post implementation maintenance services and product installations.

WHEREAS, the Recipient is engaged in providing offshore software development and related Information Technology services.

WHEREAS, the PROVIDER and the RECIPIENT are part of the Majesco GROUP;

WHEREAS, the PROVIDER employs personnel with experience in the areas of Sales and Marketing for the purpose of its business operations;

WHEREAS, in order to leverage the efforts, economies of scale, to carry on its business more efficiently and for its own commercial benefit, the RECIPIENT desires to avail itself of the Sales and Marketing SERVICES of the personnel, employed by the PROVIDER;

WHEREAS, the PROVIDER is willing to provide SERVICES to the RECIPIENT upon the terms and conditions hereinafter set forth.

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NOW, THEREFORE, IT HAS BEEN HEREBY AGREED AS FOLLOWS:

I.	NATURE OF SERVICES

The PROVIDER hereby agrees to provide RECIPIENT with the SERVICES as set forth below.

a)	Assistance in sales and marketing in the Asia Pacific region (hereinafter referred to as “APAC”);

b)	The Marketing team shall undertake business commercial initiatives like vetting of contracts, communication with customers, assisting in cost reduction initiatives, collections from customers and other administrative activities in the APAC region.

The parties agree that upon the terms and subject to the conditions contained herein, additional SERVICES which are not currently contemplated under this AGREEMENT may be added as a separate Appendix from time-to-time.

The PROVIDER and its employees will perform the SERVICES with due care and in a manner consistent with the AGREEMENT.

II.	SERVICE FEE

a.	In consideration for the PROVIDER’S services, the RECIPIENT shall pay the total costs incurred by the PROVIDER for providing the SERVICES as defined under this AGREEMENT, plus a 10% mark-up, unless otherwise agreed between the parties.

b.	The total costs for the purpose of this AGREEMENT shall mean,

i.	All operating costs (direct and indirect costs) incurred in the normal course for provision of the SERVICES shall be allocated to the RECIPIENT on the basis of gross Revenue.

-	Direct cost incurred by the provider (e.g. Salary, actual amount of insurance premium, bonuses, travel and related expenses) attributable to employees directly engaged in providing services to recipient.

-	Indirect cost incurred by the provider in providing services to recipient (indirect costs may be apportioned on the basis of revenue, headcount, operating assets, or other reasonable allocation method in line with sound accounting practices).

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c.	The total costs shall be determined based on the books of accounts maintained by the PROVIDER and mark-up would be subject to periodic review of business and commercial consideration.

d.	The PROVIDER shall maintain records and reasonable details as to the nature of services agreed between the parties. At the request of the RECIPIENT, the PROVIDER shall provide reasonable documentation of the costs taken into account in calculating SERVICE FEES charged to the RECIPIENT.

e.	The PROVIDER shall raise monthly invoices to the RECIPIENT under this AGREEMENT.

f.	The RECIPIENT will pay the amount along with appropriate indirect taxes within 60 days of the date of issue of an invoice received from the PROVIDER.

III.	LIABILITY

The PROVIDER agrees to use its best efforts to render services, and shall endeavour to provide information and data, of the highest calibre. However, the RECIPIENT agrees that the PROVIDER shall have no liability to the RECPIENT, its creditors, successors or assigns, arising out of the SERVICES, information, knowledge or data which the PROVIDER performs or communicates to the RECIPIENT hereunder, or arising out of the manner in which the RECIPIENT may use such SERVICES, information, knowledge or data.

IV.	TERM OF AGREEMENT

This AGREEMENT shall have effect from 01 day of April 2018 and shall remain in effect until terminated mutually by the parties hereto.

V.	TERMINATION

Either party to this AGREEMENT may terminate this AGREEMENT, at any time upon Sixty (60) days prior written notice to the other party hereto.

In the event of the dissolution, liquidation, bankruptcy or insolvency of the RECIPIENT / PROVIDER, or in the event that its business or assets or any portion thereof are seized, confiscated or expropriated by judicial or administrative process of otherwise or in the event of any involuntary or compulsory change in the ownership or administrative control of the RECIPIENT / PROVIDER, then this AGREEMENT shall terminate forthwith on the happening of such event.

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Upon termination of the AGREEMENT, the PROVIDER shall render an account of all unpaid SERVICES to the RECIPIENT and the RECEIPIENT shall settle such account within 30 days of receipt of this invoice.

This AGREEMENT shall terminate with respect to any party hereto that breaches its obligations or fails to perform any obligations herein, if such breach or failure remains uncured for thirty (30) days after such party receives written notice of the other party.

VI.	FORCE MAJEURE

No party shall be deemed to be in breach of this AGREEMENT by reason of any delay in performing, or any failure to perform any of their respective obligations in relation to this AGREEMENT, if the delay or failure was due to a Force Majeure Event.

If either party suffers delay in the execution of its contractual obligations due to the occurrence of a Force Majeure Event, it shall promptly give the other party notice of the cause of the delay and the expected duration thereof. The parties shall use their best efforts to avoid or minimize the effects upon their obligations assumed hereunder of such Force Majeure Event and shall perform their contractual obligations as promptly as reasonably practicable after removal of the Force Majeure Event and its effects without prejudice to the right of the parties to terminate under the conditions set above under termination clause.

    VII.   ENTIRE AGREEMENT

This AGREEMENT constitutes the entire AGREEMENT between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and communications (if any), whether written or oral, between the parties with respect to the subject matter hereof.

Both the parties will continuously review this AGREEMENT as to the reasonableness of its terms. If at any time the parties discover that this AGREEMENT does not provide for a fair balance between the interests of the parties, either of the parties to this AGREEMENT shall then agree upon such amendments as are required to reflect the change of circumstances.

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Any amendment to the AGREEMENT must be made in writing in order to become effective, unless a stricter form is legally required. This shall also apply to any amendment, supplement or cancellation of any clause of the AGREEMENT.

VIII.	TAXES AND COMPLIANCE WITH OTHER LAWS

Each party shall undertake the necessary compliances related to withholding tax if applicable and required under the provisions of Indian Income-tax Act, 1961, as applicable.

Each party shall be liable for and shall pay and discharge any taxes, duties or any other levies of any kind whatsoever in connection with the execution and performance of this Intra Group Service Agreement in accordance with the applicable laws and regulations in India.

The respective parties shall at all times and at its own expense undertake the necessary compliances related to:

a.	Comply with all applicable laws, rules, regulations and order relating to performance of this AGREEMENT;

b.	Pay all fees and other charges as required by such laws, rules, regulations and orders;

c.	Maintain in full force and effect all licences, permits, authorisation and registration from all applicable government department to perform its obligation hereunder.

IX.	ASSIGNMENT

The PROVIDER shall be entitled to assign the AGREEMENT or delegate the performance of its obligations hereunder without the express written consent of the RECIPIENT, although any assignment will be communicated to the RECIPIENT in writing.

No assignment by the RECIPIENT shall be permitted except with the written agreement of the PROVIDER.

X.	APPLICABLE LAW

The validity, performance and construction of the AGREEMENT shall be governed and interpreted in accordance with the laws of India.

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XI.	WAIVER

Except as otherwise provided in this AGREEMENT, any failure of any of the parties hereto to comply with any obligation, covenant, AGREEMENT or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with obligation, covenant, AGREEMENT or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

XII.	NO AGENCY OR PARTNERSHIP

Nothing in this agreement shall be deemed to constitute a partnership / joint venture between the parties to this AGREEMENT. The relationship which subsists between the parties is that which arises under an Intra Group Service agreement.

IN WITNESS WHEREOF the parties have caused this AGREEMENT to be executed by their duly recognised officers as of the date above stated.

Signed on behalf of the Majesco Limited

/s/ Radhakrishnan Sundar
Name: Radhakrishnan Sundar
Capacity: Executive Director

AND

Signed on behalf of the Majesco Software and Solutions India Private Limited

/s/ Farid Kazani
Name: Farid Kazani
Capacity: Director

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